Exhibit 99.2

ACQUISITION OF PARK BANK 1

OVERVIEW OF PARK • • • • Milwaukee’s oldest community bank (est. 1915) Strong earnings; efficient organization Business focused presence in growing Milwaukee MSA Deep commercial and community relationships, well-respected and long-tenured team Financial snapshot: • LTM Income Statement Balance Sheet - $35mm NII after provision $4mm noninterest income $21mm noninterest expense $14mm net income (after-tax at 21%) - $950mm in assets - $815mm in deposits-- - - $700mm in loans Loans Deposits Cost of Deposits: 0.65% Total Deposits: $815mm Yield on Loans: 5.06% Total Loans: $700mm Source: S&P Global Market Intelligence and internal company documents. Note: See the accompanying “Glossary of Terms” slide for definitions of certain terms used. Note: Excludes Park’s zero deposit branch. Note: Financial data as of and for the last twelve months ended June 30, 2019. 2 Deposit and Loan Mix Branch Network Park Well Established Banking Franchise

STRATEGIC RATIONALE

Strategically Compelling	• Continues and accelerates First Midwest's expansion into Milwaukee, SE Wisconsin - Complements recent acquisition of Northern Oak Wealth Mgmt. and opening of a commercial loan production office - Leverages existing First Midwest presence and immediately positions in Top 10 in Milwaukee County deposit market share - Park President & CEO Dave Werner to serve as Market President, lead strong sales team and in-market decisioning • Market-leading commercial lending team (42% of loan portfolio as of June 30, 2019) expands existing FMB commercial, wealth (via Northern Oak) and private banking platforms • Low cost deposit base (65 bps), with ~85% considered core, supported by efficient branch network ($271mm/branch) • Opportunity to cross-sell broader products and services; provides Park bankers with additional growth capital • Achievable operating efficiencies through combined scale
Financially Attractive	• Full year EPS accretion estimated at ~6%, or $0.13, in 2021 • Tangible book value earn back of ~3.75 years[(1)] • Internal rate of return in excess of 20% • Pro forma capital ratios remain strong
Lower Risk Opportunity	• Experienced acquiror with management and integration teams in place to facilitate a smooth transition • Strong credit profile confirmed by comprehensive due diligence • Complementary customer mix and relationship focus on clients and communities • Compatible organizational cultures, well-known to First Midwest over many years • Solid compliance record and programs

Note: See the accompanying "Glossary of Terms" slide for definitions of certain terms used.
Note: Excludes Park's zero deposit branch and non-retail facility.
(1) "Crossover" earn back period of ~3.75 years, defined as the number of years for pro forma tangible book value per share to exceed projected standalone tangible book value per share. "Simple" earn back period of ~4.35 years, defined as dilution to tangible book value per share at close divided by EPS accretion in 2021. Calculations include expected transaction expenses.

First Midwest Bancorp, Inc.

3

KEY TRANSACTION TERMS

Purchase Price	• 29.9675 shares of First Midwest common stock and $623.02 in cash for each share of Bankmanagers common stock[(1)] • $195 million implied aggregate consideration[(2)]
Valuation Multiples[(2)]	• ~1.67x tangible book value • 14.4x LTM earnings; 9.6x inclusive of fully phased-in, after-tax cost savings • 11% core deposit premium[(3)]
Transaction Assumptions	• Mid to high-single digit growth rate • ~40% reduction in Park's total noninterest expense base (phased-in 75% in 2020 and 100% in 2021), plus cost avoidance of organic market expansion • Credit mark exceeds loan loss reserve as of June 30, 2019
Closing	• Targeting closing by January 2020 • Subject to regulatory approvals, Park stockholder approval and customary closing conditions

Note: See the accompanying "Glossary of Terms" slide for definitions of certain terms used.
(1) Subject to certain adjustments as described in the merger agreement.
(2) Based on First Midwest's August 26, 2019 closing stock price of $18.79.
(3) Excludes time deposits.

First Midwest Bancorp, Inc.
4

FORWARD-LOOKING STATEMENTS This presentation, as well as any oral statements made by or on behalf of First Midwest, may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those relating to First Midwest’s proposed acquisition of Bankmanagers including the projected costs and benefits associated therewith and the timing thereof. Forward-looking statements are not historical facts or guarantees of future performance or outcomes, but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements speak only as of the date made, and First Midwest undertakes no obligation to update any forward-looking statements to reflect new information, events or conditions. Forward-looking statements are subject to certain risks, uncertainties and assumptions. For a discussion of these risks, uncertainties and assumptions, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Midwest’s annual report on Form 10-K for the year ended December 31, 2018, as well as subsequent filings made with the SEC. These risks, uncertainties and assumptions are not exhaustive, and other sections of these reports describe additional factors that could adversely impact First Midwest’s business, financial performance and pending or consummated acquisition transactions, including the proposed acquisition of Bankmanagers. Projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. 5

ADDITIONAL INFORMATION The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger of First Midwest and Bankmanagers, First Midwest will file a registration statement on Form S-4 with the SEC. The registration statement will include a proxy statement of Bankmanagers, which also will constitute a prospectus of First Midwest, that will be sent to Bankmanagers’ shareholders. Investors and shareholders are advised to read the registration statement and proxy statement/prospectus when it becomes available because it will contain important information about First Midwest, Bankmanagers and the proposed transaction. When filed, this document and other documents relating to the transaction filed by First Midwest can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Midwest’s website at www.firstmidwest.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents can be obtained free of charge from First Midwest upon written request to First Midwest Bancorp, Inc., Attn: Corporate Secretary, 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631 or by calling (708) 831-7483, or from Bankmanagers upon written request to Bankmanagers Bancorp, Inc., Attn: P. Michael Mahoney, President, 330 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 or by calling (414) 466-8000. Participants in this Transaction First Midwest, Bankmanagers and certain of their respective directors and executive officers may be deemed under the rules of the SEC to be participants in the solicitation of proxies from Bankmanagers’ shareholders in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about First Midwest and its directors and certain of its officers may be found in First Midwest’s definitive proxy statement relating to its 2019 Annual Meeting of Stockholders filed with the SEC on April 4, 2019 and First Midwest’s annual report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019. from the SEC’s website at www.sec.gov. The definitive proxy statement and annual report can be obtained free of charge 6

GLOSSARY OF TERMS

1-4 Fam – 1-4 Family mortgages
Bankmanagers – Bankmanagers Corp.
C&I – Commercial and industrial
Core deposits – Includes demand, savings, money market, and NOW accounts
CRE – Commercial real estate
EPS – Earnings per share
FMB – First Midwest Bank
First Midwest – First Midwest Bancorp, Inc.
LTM – Last twelve months
mm – Million
MSA – Metropolitan statistical area
NII – Net interest income
Northern Oak – Northern Oak Wealth Management, Inc.
NOW – Negotiable order of withdrawal deposit account
Park – Park Bank, wholly-owned subsidiary of Bankmanagers Corp.
SEC – Securities and Exchange Commission

First Midwest Bancorp, Inc.
7